   As filed with the Securities and Exchange Commission on March 30, 1994.

                                        Registration No. 33-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-8

                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933


                            ARKANSAS BEST CORPORATION
           (Exact name of registrant as specified in its charter)


                      Delaware                   71-0673405
           (State or other jurisdiction of         (I.R.S. Employer
           incorporation or organization)         Identification No.)

                           1000 South 21st Street
                         Fort Smith, Arkansas  72901
                               (501) 785-6000

     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



            ARKANSAS BEST CORPORATION EMPLOYEES' INVESTMENT PLAN
                            (Full title of Plan)


          Richard F. Cooper                   Copy to: Kenneth G. Hawari
             Secretary                           Hughes & Luce, L.L.P.
       1000 South 21st Street                1717 Main Street, Suite 2800
     Fort Smith, Arkansas  72901                 Dallas, Texas  75201
           (501) 785-6000
  (Name, address, and telephone number,
including area code, of agent for service)



                       CALCULATION OF REGISTRATION FEE



Title of Each
  Class of        Amount    Proposed Maximum   Proposed Maximum     Amount of
Securities to     to be      Offering Price      Aggregate        Registration
be Registered  Registered(1)  Per Share(2)     Offering Price(2)      Fee


Common Stock,    500,000        $12.88           $6,440,000.00      $2,221.00
$.01 par value

Common Stock     500,000          N/A                N/A              N/A
Rights


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, there are also being registered an indeterminate amount of interests to be offered or sold pursuant to the Arkansas Best Corporation Employees' Investment Plan. Also being registered is an indeterminate amount of units in the Arkansas Best Corporation Stock Fund as described in the Arkansas Best Corporation Employees' Investment Plan and the related Prospectus.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the bid and asked prices paid for a share of Arkansas Best Corporation Common Stock on March 24, 1994, as reported on the NASDAQ/National Market System, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.

     Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement, except to the extent that any statement or information herein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "1993 10-K") filed with the Securities and Exchange Commission (the "Commission"), which contains audited financial statements of the Registrant for the fiscal year ended December 31, 1993.

     (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 1993 10-K.

     (c) The description of the Company's Common Stock and Common Stock Rights as contained in the Registrant's Form 8-A Registration Statement, filed with the Commission on March 20, 1992, as amended by Form 8, dated April 23, 1992, and including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

     Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.

     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

     The Registrant has entered into indemnity agreements with each of its directors. Each such Indemnification Agreement provides for indemnification of directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law and additionally permits advancing attorney's fees and all other costs, expenses, obligations, fines and losses, paid or incurred by a director generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation thereof, whether conducted by or on behalf of the Registrant or any other party. If it is later determined that the director is or was not entitled to indemnification under applicable law, the Registrant is entitled to reimbursement by the director.

     The Indemnification Agreements further provide that in the event of a change in control of the Registrant, then with respect to all matters thereafter arising concerning the rights of directors to indemnity payments and expense advances, all determinations regarding excludable claims will be made only by a court of competent jurisdiction or by special independent legal counsel selected by the director and approved by the Registrant.

     To the extent that the board of directors or the stockholders of the Registrant may in the future wish to limit or repeal the ability of the Registrant to indemnify directors, such repeal or limitation may not be effective as to directors who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Registrant.

     In addition, the Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-9 of this Registration Statement, which Index is incorporated herein by reference. An opinion of counsel (Exhibit number 5) is not being filed since the securities being registered are not original issue securities. The Registrant undertakes to submit the Arkansas Best Corporation Employees' Investment Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plan.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the
                    "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on March 29, 1994.

                                ARKANSAS BEST CORPORATION



                                By:  /s/ Donald L. Neal
                                   --------------------------
                                     Donald L. Neal,
                                     Senior Vice President -
                                     Chief Financial Officer



                              Power of Attorney

     Each person whose signature appears below hereby constitutes and appoints Robert A. Young III and Donald L. Neal, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, and any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


      Signature               Title                         Date



/s/ William A. Marquard   Chairman of the Board,       March 29, 1994
- ------------------------  Director
William A. Marquard


/s/ Robert A. Young III   Director, Chief              March 29, 1994
- ------------------------  Executive Officer
Robert A. Young III       and President (Principal
                          Executive Officer)

/s/ Donald L. Neal        Senior Vice President        March 29, 1994
- ------------------------  Chief Financial Officer
Donald L. Neal            (Principal Financial
                          and Accounting Officer)

/s/ Frank Edelstein       Director                     March 29, 1994
- ------------------------
Frank Edelstein


/s/ Arthur J. Fritz, Jr.  Director                     March 29, 1994
- ------------------------
Arthur J. Fritz, Jr.


/s/ John H. Morris        Director                     March 29, 1994
- ------------------------
John H. Morris


/s/ Alan J. Zakon, Ph.D   Director                     March 29, 1994
- ------------------------
Alan J. Zakon, Ph.D

     The Plan. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following members of the Administrative Committee of the Arkansas Best Corporation Employees' Investment Plan, in the City of Fort Smith, State of Arkansas, on the dates indicated.

        Signature                    Title                  Date


/s/ Donald L. Neal       Chairman                      March 29, 1994
- -----------------------
Donald L. Neal

/s/ Richard F. Cooper    Member                        March 29, 1994
- -----------------------
Richard F. Cooper

/s/ James T. Curtis      Member                        March 29, 1994
- -----------------------
James T. Curtis

/s/ Shirley J. Boze      Member                        March 29, 1994
- -----------------------
Shirley J. Boze

/s/ Jerry A. Yarbrough   Member                        March 29, 1994
- -----------------------
Jerry A. Yarborough

/s/ Edward G. Myers      Member                        March 29, 1994
- -----------------------
Edward G. Myers

/s/ Randall M. Loyd      Member                        March 29, 1994
- -----------------------
Randall M. Loyd

                              INDEX TO EXHIBITS

Exhibit                                                       Sequentially
 Number                       Exhibit                         Numbered Page

  4.1     Restated Certificate of Incorporation of the             --
          Registrant filed as Exhibit 3.1 to the
          Registration Statement on Form S-1 (No. 33-
          46483) and incorporated herein by reference.

  4.2     Amended and Restated Bylaws of the Company filed         --
          as Exhibit 3.2 to the Registration Statement on Form S-1 (No. 33-46483) and incorporated herein by reference.

  4.3     Arkansas Best Corporation Stock Option Plan              --
          filed as Exhibit 10.3 to the Registration
          Statement on Form S-1 (No. 33-46483) and incorporated herein by reference.

  4.4     Arkansas Best Corporation Disinterested Director         --
          Stockholder Plan, dated May 7, 1993, filed as
          Exhibit 4.4 to the Registration Statement on
          Form S-8 (No. 33-66694) and incorporated herein by reference.

  4.5     Stockholders' Rights Plan by and between                 --
          Arkansas Best Corporation and Harris Trust and
          Savings Bank, as Rights Agent, dated as of April
          23, 1992, filed as Exhibit 10.2 to the
          Registration Statement on Form S-1 (No. 33-
          46483) and incorporated herein by reference.

 * 4.6    Arkansas Best Corporation Employees' Investment          --
          Plan, effective as of January 1, 1994.

* 24.1    Consent of Ernst & Young.                                --

  25      Power of Attorney is found on pages II-6 to II-7         --
          hereof.

*  Filed Herewith.